SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2006
BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
1745 Technology Drive
San Jose, CA 95110

(Address, including zip code, of principal executive offices)
(408) 333-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On May 12, 2006, Brocade Communications Systems, Inc. (the “Company”) filed a Schedule TO (“Tender Offer”) with the Securities and Exchange Commission (“SEC”). The Tender Offer was filed to address recent changes to tax laws that could have serious, unfavorable personal tax consequences for some of Brocade’s employees who received certain stock options that were or may have been granted at a discount from fair market value at the time of grant. Specifically, under Section 409A of the Internal Revenue Code, certain options granted at a discount may trigger certain adverse tax consequences, including income tax at vesting, an additional 20% tax and interest charges, in addition to standard federal, state and other applicable taxes. The Tender Offer provides affected employees with the opportunity to amend or cancel their affected options to remedy the unfavorable personal tax consequences of the tax law change.
Specifically, the Company is offering to amend certain discounted options granted after August 14, 2003 to increase the option grant price to the fair market value on the date of grant, and to give the employee a cash payment for the difference in option grant price between the amended option and the original discounted price. For certain options granted prior to August 14, 2003 that may have been granted at a discount, the Company is offering to cancel the options in exchange for a cash payment based on the Black-Scholes value of the option.
At this time, the Company expects that the financial impact of the tender offer will include a one-time GAAP expense of approximately $1.0 million to $2.0 million in the third quarter of fiscal 2006, or approximately zero ($0.00) to one cent ($0.01) in GAAP earnings per share. The Company expects the cash payments to employees to be approximately $3.5 million to $4.5 million.
The Tender Offer is not related to the Company’s proposed settlement with the SEC. The Company does not expect the Tender Offer to have an effect on the timing or outcome of the proposed settlement with the SEC as previously disclosed. As previously reported, the proposed offer of settlement with the SEC is contingent upon final approval by the SEC’s Commissioners and there is no guarantee that such proposed settlement will be accepted by the SEC’s Commissioners.
FORWARD LOOKING STATEMENTS:
This Form 8-K contains statements that are forward-looking in nature, including statements about the expected impact of the Company’s tender offer on the Company’s financial statements. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include volatility in the price of the Company’s common stock, the number of options for which tender offers will be accepted, the expected life of options for which offers will be accepted, and other risks more fully described in the “Risk Factors” section in Brocade’s quarterly report on Form 10-Q for the first fiscal quarter of 2006 ended January 28, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Dated: May 11, 2006	By:	/s/ Richard Deranleau
Richard Deranleau
VP, Interim CFO and Treasurer